CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 28, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-50211 and 811-07089) of Dreyfus Pennsylvania Intermediate Municipal Bond Fund.

                                ERNST & YOUNG LLP

New York, New York
March 25, 2002